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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 26, 2001
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                        CONVERGENT COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

          Colorado                     333-53953                84-1337265
(State or other jurisdiction       (Commission File          (I.R.S. Employer
      of incorporation)                 Number)            Identification No.)

                     400 Inverness Drive South, Suite 400
                           Englewood, Colorado 80112
                                (303) 749-3000
         (Address and telephone number of principal executive offices)

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Item 2.  Acquisition or Disposition of Assets
         Our wholly-owned subsidiary, Convergent Communications Services, Inc., sold various assets and liabilities relating to its voice key systems and PBX operations to Inter-Tel Technologies, Inc. on January 26, 2001. Total consideration is approximately $10.7 million in cash and $5.8 million in assumed liabilities. We will use the proceeds from the sale, less transaction costs, to fund continuing operations.

Item 7.  Financial Statements and Exhibits
         (c) Exhibits
              2.1 Asset Purchase Agreement entered into on December 30, 2000 by and between Inter-Tel Technologies, Inc. ("Buyer"), Inter-Tel Incorporated ("Parent"), Convergent Communications Services, Inc. ("Seller") and Convergent Communications, Inc. ("Convergent").
              99.1 Pro Forma Condensed Consolidated Financial Information for the periods ended September 30, 2000 and December 31, 1999.

                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Convergent Communications, Inc.
Date: February 12, 2001
                                                   By: /s/ Martin E. Freidel
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                                                          Martin E. Freidel
                                                      Executive Vice President,
                                                   General Counsel and Assistant
                                                             Secretary